EXHIBIT 99.1

                       ANDRX CORPORATION AND SUBSIDIARIES
                          INDEX TO FINANCIAL STATEMENTS

FINANCIAL STATEMENTS OF ANCIRC Pharmaceuticals:

Report of Independent Certified Public Accountants                            1

Balance Sheets
  as of December 31, 1997 and 1996                                            2

Statements of Operations
  for the years ended December 31, 1997, 1996 and 1995
  and the cumulative period from inception (July 8, 1994)
  to December 31, 1997                                                        3

Statements of Partners' Deficit
  for the years ended December 31, 1997, 1996 and 1995                        4

Statements of Cash Flows
  for the years ended December 31, 1997, 1996 and 1995
  and the cumulative period from inception (July 8, 1994)
  to December 31, 1997                                                        5

Notes to Financial Statements                                                 6

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Partners of
ANCIRC Pharmaceuticals:

We have audited the accompanying balance sheets of ANCIRC Pharmaceuticals (a New York general partnership in the development stage) as of December 31, 1997 and 1996, and the related statements of operations, partners' deficit and cash flows for the years ended December 31, 1997, 1996 and 1995, and for the cumulative period from inception (July 8, 1994) to December 31, 1997. These financial statements are the responsibility of the partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ANCIRC Pharmaceuticals as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years ended December 31, 1997, 1996 and 1995, and for the cumulative period from inception (July 8, 1994) to December 31, 1997 in conformity with generally accepted accounting principles.

/S/ ARTHUR ANDERSEN LLP
-----------------------
   ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
  January 31, 1998.

                             ANCIRC PHARMACEUTICALS

                        (A DEVELOPMENT STAGE PARTNERSHIP)

                                 BALANCE SHEETS


ASSETS
                                                                                  DECEMBER 31,
                                                                         1997                     1996
                                                                         ----                     ----
Current assets
    Cash and cash equivalents                                     $   416,200                $  700,900
    Inventories                                                       312,300                         -
                                                                  -----------                ----------
     Total current assets                                             728,500                   700,900

Laboratory equipment, net of accumulated
     depreciation of $36,800 and $6,300 as of
     December 31, 1997 and 1996, respectively                         236,600                    25,100
                                                                  -----------                ----------
     Total assets                                                 $   965,100                $  726,000
                                                                  ===========                ==========



LIABILITIES AND PARTNERS' DEFICIT


Current liabilities
    Due to joint venture partners                                  $  999,200              $  1,045,500
    Accounts payable                                                   51,100                     2,300
                                                                  -----------                ----------
     Total current liabilities                                      1,050,300                 1,047,800
                                                                  -----------                ----------

Partners' deficit
    SR Six, Inc.                                                     (42,600)                 (160,900)
    Circasub, Inc.                                                   (42,600)                 (160,900)
                                                                  -----------                ----------

     Total partners' deficit                                         (85,200)                 (321,800)
                                                                  -----------                ----------

     Total liabilities and partners' deficit                      $   965,100                $  726,000
                                                                  ===========                ==========


                 The accompanying notes to financial statements
                  are an integral part of these balance sheets

                             ANCIRC PHARMACEUTICALS

                        (A DEVELOPMENT STAGE PARTNERSHIP)

                            STATEMENTS OF OPERATIONS


                                  CUMULATIVE
                                 PERIOD FROM
                                  INCEPTION
                                (JULY 8, 1994)
                                      TO                            YEARS ENDED DECEMBER 31,
                                 DECEMBER 31,                       ------------------------
                                    1997                    1997               1996               1995
                               -------------------    ------------------------------------------------------
Research and development
   expenses:

  Purchased research and
   development services           $   10,154,300         $    3,065,100     $   3,841,600     $  2,825,300
  Operating supplies                     705,300                168,000           142,900          310,700
  Other                                  281,900                158,600            54,300           47,800
                                  --------------         --------------     -------------     ------------

Total research and
  development expenses                11,141,500              3,391,700         4,038,800        3,183,800
                                  --------------         --------------     -------------     ------------

Operating loss                       (11,141,500)            (3,391,700)       (4,038,800)      (3,183,800)
                                  --------------         --------------     -------------     ------------

Interest income                           56,000                 28,300            17,000            9,800
                                  --------------         --------------     -------------     ------------

Net loss                            $(11,085,500)           $(3,363,400)      $(4,021,800)     $(3,174,000)
                                  ==============         ==============     =============     ============



                 The accompanying notes to financial statements
                    are an integral part of these statements

                             ANCIRC PHARMACEUTICALS

                        (A DEVELOPMENT STAGE PARTNERSHIP)

                         STATEMENTS OF PARTNERS' DEFICIT


                                                                SR SIX, INC.  CIRCASUB, INC.        TOTAL
                                                                ------------  --------------        -----

BALANCE, DECEMBER 31, 1994                                  $    (15,800)      $   (10,500)     $   (26,300)

Contributions by joint venture partners                        1,200,000           800,000        2,000,000

Net loss                                                      (1,839,700)       (1,334,300)      (3,174,000)
                                                            ------------       -----------      -----------

BALANCE, DECEMBER 31, 1995                                      (655,500)         (544,800)      (1,200,300)

Contributions by joint venture partners                        2,505,500         2,394,800        4,900,300

Net loss                                                      (2,010,900)       (2,010,900)      (4,021,800)
                                                            ------------       -----------      -----------

BALANCE, DECEMBER 31, 1996                                      (160,900)         (160,900)        (321,800)

Contributions by joint venture partners                        1,800,000         1,800,000        3,600,000

Net loss                                                      (1,681,700)       (1,681,700)      (3,363,400)
                                                            ------------       -----------      -----------

BALANCE, DECEMBER 31, 1997                                  $    (42,600)      $   (42,600)      $  (85,200)
                                                            ============       ===========       ==========





                 The accompanying notes to financial statements
                    are an integral part of these statements

                             ANCIRC PHARMACEUTICALS

                        (A DEVELOPMENT STAGE PARTNERSHIP)

                            STATEMENTS OF CASH FLOWS


                                               CUMULATIVE
                                              PERIOD FROM
                                                INCEPTION
                                             (JULY 8, 1994)
                                                   TO                                   YEARS ENDED DECEMBER 31,
                                               DECEMBER 31,                             ------------------------
                                                  1997                    1997                1996               1995
                                             --------------           -------------        -------------    --------------

Net loss                                      $ (11,085,500)         $  (3,363,400)       $  (4,021,800)    $  (3,174,000)
Adjustments  to reconcile net loss to
 net  cash  used  in  operating activities
    Depreciation                                     36,800                 30,500                6,300                 -
    Increase  (decrease) in due to joint
    venture partners                                999,200                (46,300)            (230,300)          748,900
    Increase (decrease) in accounts payable          51,100                 48,800               (7,100)            9,400
    Increase in inventories                        (312,300)              (312,300)                   -                 -
                                              -------------          -------------        -------------     -------------
    Cash used in operating activities           (10,310,700)            (3,642,700)          (4,252,900)       (2,415,700)
                                              -------------          -------------        -------------     -------------
Cash flows from investing activities

    Purchases of laboratory equipment              (273,400)              (242,000)             (31,400)                -
                                              -------------          -------------        -------------     -------------
    Cash used in investing activities              (273,400)              (242,000)             (31,400)                -
                                              -------------          -------------        -------------     -------------

Cash flows from financing activities

    Contributions by joint venture partners      11,000,300              3,600,000            4,900,300         2,000,000
                                              -------------          -------------        -------------     -------------
     Cash provided by financing activities       11,000,300              3,600,000            4,900,300         2,000,000
                                              -------------          -------------        -------------     -------------
    Net increase (decrease) in cash and
       case equivalents                             416,200               (284,700)             616,000          (415,700)

    Cash and cash equivalents, beginning
       of period                                          -                700,900               84,900           500,600
                                              -------------          -------------        -------------     -------------
    Cash and cash equivalents, end of period  $     416,200          $     416,200        $     700,900     $      84,900
                                              =============          =============        =============     =============


                 The accompanying notes to financial statements
                    are an integral part of these statements

                             ANCIRC PHARMACEUTICALS

                        (A DEVELOPMENT STAGE PARTNERSHIP)

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

(1) GENERAL

ANCIRC Pharmaceuticals ("ANCIRC"), a joint venture was formed on July 8, 1994 by SR Six, Inc., a wholly owned subsidiary of Andrx Corporation (the "Andrx Partner") and Circasub, Inc., a wholly owned subsidiary of Watson Pharmaceuticals, Inc. (the "Watson Partner"). Under the terms of the joint venture agreement (the "Agreement") as amended on October 30, 1995 (the "Amendment Date"), the purpose of ANCIRC is to develop, manufacture and market up to eight controlled-release generic pharmaceutical products. The Andrx Partner will cause certain of its other subsidiaries to perform the research and develop formulations for the products and to market and distribute ANCIRC's products following regulatory approval. The Watson Partner will perform the manufacturing of the products and provide the regulatory support for ANCIRC's products. To date, the sole activity of ANCIRC has been research and development. As of January 31, 1998, ANDAs for two controlled-release products have been submitted to the U.S. Food and Drug Administration for regulatory approval.

The partnership interests for the period from inception to the Amendment Date were 60% and 40% for the Andrx Partner and the Watson Partner, respectively. Effective as of the Amendment Date, the partnership interests are 50% for both the Andrx Partner and the Watson Partner.

ANCIRC is managed by and under the direction of a management committee which is composed of six members. Three members are appointed by each of the joint venture partners. The management committee oversees the operations of ANCIRC and is responsible for making all major decisions.

MANAGEMENT'S PLANS

Since inception (July 8, 1994) through December 31, 1997, ANCIRC has incurred net losses of $11,085,500. Management anticipates incurring additional losses in the near term as the focus of ANCIRC's business is research and development. The joint venture partners are committed to the funding of ANCIRC's future operations.

The likelihood of the success of ANCIRC must be considered in light of the problems, expenses, complications and delays frequently encountered in connection with the development of new business ventures. These business risks include dependence on a limited number of key personnel, uncertainty of regulatory approval and market acceptance of ANCIRC's products.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and cash equivalents

All highly liquid investments with an original maturity of three months or less are considered cash equivalents.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                             ANCIRC PHARMACEUTICALS

                        (A DEVELOPMENT STAGE PARTNERSHIP)

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995



FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of cash and cash equivalents, accounts payable and due to joint venture partners approximate fair value due to the short maturity of these instruments.

INVENTORIES

Inventories consist of raw materials held for the manufacture of saleable product. Inventories are stated at the lower of cost (first-in, first-out) or market.

LABORATORY EQUIPMENT

Laboratory equipment is recorded at cost and depreciation is provided using the straight-line method over an estimated life of five years.

PURCHASED RESEARCH AND DEVELOPMENT SERVICES

Purchased research and development services consist of ANCIRC's research costs, performed and incurred by the joint venture partners, as well as bioequivalent studies performed by outside research organizations and billed to ANCIRC. Purchased research and development services are expensed as incurred.

(3)  RELATED PARTY TRANSACTIONS

Expenses reported by ANCIRC primarily represent expenses incurred by the joint venture partners for research and development related to ANCIRC's products. As of December 31, 1997, ANCIRC had amounts due to the Andrx Partner and the Watson Partner of $458,200 and $541,000, respectively. As of December 31, 1996 amounts due to the Andrx Partner and the Watson Partner were $376,600 and $668,900, respectively.

(4)  INCOME TAXES

ANCIRC is organized as a partnership. Accordingly, taxable income or loss is reported in the tax returns of the individual partners.

(5)  PARTNERS' DEFICIT

As discussed in Note 1, as of the Amendment Date, the partnership interest of the Andrx Partner and the Watson Partner shall each be 50%. Under the terms of the Agreement, the Watson Partner was not required to contribute additional capital to ANCIRC to equalize the capital accounts as of the Amendment Date. The Partners' capital accounts will be equalized in future periods out of net cash flow or upon liquidation, to the extent funds are available.